UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Effective November 20, 2014, Yinfu Gold Corporation (the “Company has executed a Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets of China Enterprise Overseas Investment & Finance Group Limited, a British Virgin Island corporation “CEO”. Pursuant to the Agreement, Yinfu Gold has agreed to issue 800 million restricted common shares of the Corporation to the owners of CEO in payment of US$48 million reflecting the value of the assets of CEO which include intellectual property.

Dahua Online Shopping Mall (http://www.dahuacheng.com) is an online shopping platform in the China market with two mainstream e-commerce models: business to business (B2B) and business to consumer (B2C). There are over 3000 suppliers all over the China to provide millions of commodities listing online. The real-time payment system of Dahua is convenient, safe and fast.

In the near future, Dahua is planning to develop a new business model of consumer to consumer (C2C), which will enable sales and purchases among customers.

Dahua Online Shopping Mall has registered 31 million members as of November 17, 2014), .

Item 9.01 Financial Statements and Exhibits

10.31.	Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of China Enterprise Overseas Investment & Finance Group Limited. Dated November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2014

YINFU GOLD CORPORATION

/s/ Liu Jun
Liu Jun
President, Director